Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 25, 2023 in Amendment No. 3 to the Draft Registration Statement on Form F-4 of Srivaru Holding Limited and related Proxy Statement of Mobiv Acquisition Corp and Prospectus of Srivaru Holding Limited for the registration of Srivaru Holding Limited common shares to be issued in exchange for Mobiv Acquisition Corp common stock.

/s/ Manohar Chowdhry & Associates

Chennai, India

August 22, 2023

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